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Chico’s FAS, Inc.

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The following article published by Reuters Breakingviews on May 26, 2016 may be provided to stockholders of Chico’s FAS, Inc.:

Reuters Breakingviews
Turn the other Chico
Activist pushes on U.S. retailer's open door
By Jennifer Saba
26 May 2016

Barington Capital is pushing through an open door. The activist hedge fund wants two board seats and costs slashed at struggling U.S. women’s clothing retailer Chico’s. It owns just a tiny stake in the $1.5 billion company, which is already shaking things up with its own new slate of qualified directors. This brand of investor aggression is overdone.

Started back in 1983 in Sanibel Island, Florida, as a single shop to sell Mexican folk art, the company has expanded into 700 outlets with its namesake brand, White House Black Market and Soma, mainly targeting middle-aged women. Like many retailers of late, Chico’s is losing shoppers. Sales fell 4 percent in the first quarter, the company said this week. The shares have tumbled nearly 40 percent over the past year in a flat market.

Chico’s brought in Wal-Mart Stores veteran Shelley Broader to run the show in October. She has embarked on a plan to mine customer data in a bid to trim some $25 million in marketing expenses. The company also is following the smart corporate-governance fashion, by inviting shareholders to vote on whether to have all directors face an election together each year.

These initiatives so far have failed to impress investors, including Barington. Chief Executive James Mitarotonda wants a board seat alongside a former Macy’s executive he also has nominated. It’s an assertive move for a firm with less than 2 percent of the shares in a relatively small company. What’s more, Chico’s has put up candidates from Hudson’s Bay and Wal-Mart.

It sounds like Broader is all ears. The retailer has been meeting with Barington and even considered and interviewed some of the hedge fund’s board choices. Chico’s has a new CEO who is shaking things up and embracing outside ideas. Running a proxy fight at this point is the sort of thing that is more likely to hurt than help the broader cause of shareholder activism.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements contained herein may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to certain events that could have an effect on our future financial performance, including but without limitation, statements regarding our plans, objectives, and future success of our store concepts, the implementation of our previously announced restructuring program, and implementation of our program to increase the sales volume and profitability of our existing brands through four previously announced focus areas. These statements may address items such as future sales, gross margin expectations, SG&A expectations, operating margin expectations, planned store openings, closings and expansions, future comparable sales, inventory levels, and future cash needs. These statements relate to expectations concerning matters that are not historical fact and may include the words or phrases such as "expects," "believes," "anticipates," "plans," "estimates," "approximately," "our planning assumptions," "future outlook," and similar expressions. Except for historical information, matters discussed in such oral and written statements are forward-looking statements. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, general economic and business conditions, conditions in the specialty retail industry, the availability of quality store sites, the ability to successfully execute our business strategies, the ability to achieve the results of our restructuring program, the ability to achieve the results of our four focus areas, the integration of our new management team, and those described in Item 1A, "Risk Factors" and in the "Forward-Looking Statements" disclosure in Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" of our Form 10-K. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Investors using forward-looking statements are encouraged to review the Company's latest annual report on Form 10-K, its filings on Form 10-Q, management's discussion and analysis in the Company's latest annual report to stockholders, the Company's filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company's business, results of operations and financial condition. All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

Additional Information

Chico's FAS, its directors and certain of its executive officers are participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company's 2016 Annual Meeting. The Company has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of the participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed with the SEC. Shareholders can obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC's website at www.sec.gov. Copies are also available at no charge at the Company's website at www.chicosfas.com, by writing to Chico's FAS at 11215 Metro Parkway, Fort Myers, FL 33966, or by calling the Company's proxy solicitor, Innisfree, toll-free at (877) 825-8971.